UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2014

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the Federal Home Loan Bank of Topeka (FHLBank) announced the results of its director election for directorships commencing on January 1, 2015. FHLBank announced the election of Jane C. Knight as a public interest director, Milroy A. Alexander and Robert E. Caldwell, II as independent directors, Mark W. Schifferdecker as a member director from the state of Kansas, Harley D. Bergmeyer as a member director from the state of Nebraska, and Douglas E. Tippens as a member director from the state of Oklahoma. Mr. Alexander will serve a two year term expiring on December 31, 2016, and each of the other directors will serve four year terms expiring December 31, 2018. The election of these directors was reported under Item 5.02 of FHLBank’s Current Report on Form 8-K dated November 6, 2014. At the time of such report, the committees of FHLBank’s Board of Directors to which Ms. Knight and Messrs. Alexander, Caldwell, Schifferdecker, Bergmeyer and Tippens would be named had not been determined.

This Form 8-K/A reports that on December 19, 2014, the chairman of FHLBank’s Board of Directors for 2015 appointed the elected individuals to serve on the following committees:

Ms. Knight: Housing & Governance and Risk Oversight
Mr. Alexander: Audit and Housing & Governance
Mr. Caldwell: Compensation, Executive, Housing & Governance (Chair) and Operations
Mr. Schifferdecker: Audit (Chair), Compensation, Executive and Risk Oversight
Mr. Bergmeyer: Compensation and Housing & Governance
Mr. Tippens: Operations and Risk Oversight

Committee assignments for the remaining FHLBank directors were also made on December 19, 2014, and will be provided in FHLBank’s Form 10-K annual report for 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 22, 2014	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel